                                                                     EXHIBIT 4.5
                                                                  --------------
                                                                   Page 1 of 12
                                                                          de

[LOGO] Public Works and Government   Travaux publics et Services
       Services Canada               gouvernementaux Canada

       Avionics, Electronic Systems
       11 Laurier Street
       8C2 Place du Portage
       Hull, Quebec, K1A 0S5


       CONTRACT - CONTRAT


       You are requested to sell to the Majesty the Queen in right of Canada, in accordance with the terms and conditions set out herein, referred to herein or attached hereto, the supplies and services listed herein and on any attached sheets at the price or prices set out therefor.

       Nous vous demandons de vendre a Sa Majeste la Reine du chef du Canada, aux conditions enoncees ou incluses par reference dans les presentes et aux annexes ci-jointes, les articles et les services enumeres dans les presentes et sur toute feuille ci-annexee, au(x) prix indique(s).


--------------------------------------------------------------------------------
The vendor hereby accepts this contract
Le fournisseur accepte le present contrat                      Andrew Carniel
                                                                VP. Pus Devel
/s/ Andrew Carniel                                              OSL
Name, title of person authorized to sign (type or print)                29/11/01
Nom et titre du signataire autorise (caractere d'impression)  Signature   Date
--------------------------------------------------------------------------------

          Return signed copy forthwith - Priere de retourner une copie dument signee immediatement

  Offshore Systems Ltd.
  107-930 West 1st Street
  North Vancouver, BC
  V7P 3N4

  Attn: Andrew Carniel

        [LOGO]
        Canada

                                  --------------------------------------------------
                                   PWGSC File No. - N' de reference des TPSGC

                                   014QC.W8472-O1CJ26
                                  --------------------------------------------------
                                   Date of Contract - Date du contrat

                                   November 29, 2001
                                  --------------------------------------------------
                                   Contract No. - N' du contrat

                                   W8472-01CJ26/001/QC
                                  --------------------------------------------------
                                   Requisition No. - N' de la demande

                                        Order Office     Yr      Serial No.
                                      Bureau demandeur   An      N' de serie

                                           W8472         1          CJ26
                                  --------------------------------------------------
                                   Financial Code(s) - Code(s) financier(s)

                                   8472CJ C503 2183BL
                                  --------------------------------------------------
                                   Duty - Droits

                                   INCLUDED
                                  --------------------------------------------------
                                   F.O.B. - F.A.B.

                                   CONTRACTORS PLANT, N. VANCOUVER, BC
                                  --------------------------------------------------
                                   Goods and Services Tax - Taxe sur les
                                   produits et services

                                   SEE HEREIN
                                  --------------------------------------------------
                                   Destination

                                   SEE HEREIN


                                  --------------------------------------------------
                                   Invoices - Original and two copies are to be
                                   made out and sent to:
                                   Factures - Remplir et envoyer l'original et
                                   deux copies a:

                                   SEE HEREIN


                                  --------------------------------------------------
                                   Address inquiries to: - Adresser toute
                                   demande de renseignements a:

                                   WAYNE. S. BOARDMAN
                                  --------------------------------------------------
                                     Area code   Telephone  No.    Fascimile No.
                                   Code regional N' de telephone N' de telecopieur

                                        (819) 956-0535            (819) 956-0767
------------------------------------------------------------------------------------
Total est. cost - Cout total est.  For the minister - Pour le ministre

         $4,849,294.62                      /s/ [ILLEGIBLE]

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 2/12

----------------------------------         -----------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
----------------------------------         -------------------------------------
                                TABLE OF CONTENTS

 1.   STANDARD INSTRUCTIONS AND CONDITIONS ....................................4

 2.   GENERAL CONDITIONS ......................................................4

 3.   DEFENCE CONTRACT ........................................................5

 4.   LAWS, APPLICABLE ........................................................5

 5.   PRIORITY OF DOCUMENTS ...................................................5

 6.   AUTHORITIES .............................................................6

 7.   REQUIREMENT ............................................................ 7

 8.   DELIVERY ................................................................7

 9.   BASIS OF PAYMENT ........................................................7

 10.  CLAUSES INCORPORATED BY REFERENCE .......................................8

 11.  MATERIEL SUPPLIED .......................................................8

 12.  QUALITY ASSURANCE .......................................................8

 13.  CLAUSES INCORPORATED BY REFERENCE .......................................9

 14.  PREPARATION FOR DELIVERY ................................................9

 I5.  INCOMPLETE ASSEMBLIES ...................................................9

 16.  MILESTONE PAYMENTS ................................................. ....9

 17.  INVOICING ..............................................................l0

 18.  LIENS UNDER SECTION 427 OF THE BANK ACT ................................10

 19.  LIMITATION OF EXPENDITURE ............................. ................11

 20.  REVIEW MEETINGS ........................................................11

 21.  RIGHT OF ACCESS TO CONTRACTORS FACILITY ............................... 11

 22.  INTERNATIONAL SANCTIONS ................................................11

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 3/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------

23.    LIMITATION OF LIABILITY ...........................................12

24.    LIABILITY INSURANCE ...............................................12

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 4/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------


           1.    STANDARD INSTRUCTIONS AND CONDITIONS

                 STANDARD ACQUISITION CLAUSES AND CONDITIONS MANUAL

                 All instructions, general terms, conditions and clauses identified herein by title, number and date are set out in the Standard Acquisition Clauses and Conditions (SACC) Manual, issued by Public Works and Government Services Canada (PWGSC), bearing Catalogue No. P60-4/1-1991E and revised as of 12 May 2000.

                 The SACC Manual may be obtained from Canadian Government Publishing, telephone (819) 956-4800, and may also be viewed on the PWGSC internet site at: http://www.pwgsc.gc.ca/sacc.

                 TERMS AND CONDITIONS OF CONTRACT

                 Pursuant to the Department of Public Works and Government Services Act, S.C. 1996, c.16,

                 (a) the general terms, conditions and clauses identified herein by title, number and date, are hereby incorporated by reference into and form part of this contract, as though expressly set out herein, subject to any other express terms and conditions herein contained.

                 (b) the "Conditions" set out in part B of the Standard Instructions and Conditions DSS-MAS 9403 (12/05/00) set out in the SACC Manual are hereby incorporated by reference into and form part of this Contract.

           2.    GENERAL CONDITIONS

                 DSS General Conditions DSS-MAS 9601 (12/05/00) shall apply to and shall form part of this Contract. The Contractor acknowledges to have read and agrees to be bound under this Contract by such Conditions. The warranty referenced in DSS 9601 Article 20, Warranty para. 1 shall be 12 months from successful installation or 24 months from delivery, whichever comes first.

                 The Contractor owns the intellectual property rights to the design of and the ECPINS-software used on the Shipboard Integrated Navigation and Display System (SHINNADS).

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 5/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------

           The General Conditions are amended by deleting in its entirety the section entitled "Copyright" (24) and replacing it with the following:

           Without affecting any intellectual property rights or interests therein that may have come into being prior to the contract or that relate to information or data supplied by Canada for purposes of the Contract, all intellectual property rights in anything conceived, developed, reduced to practice or produced as part of the Work under the Contract shall immediately, as soon as they come into existence, vest in and remain the property of the Contractor.

       3.  DEFENCE CONTRACT

           This contract is a Defence Contract within the meaning of the Defence Production Act and shall be read accordingly.

       4.  LAWS, APPLICABLE

           The Contract shall be interpreted and governed, and the relations between the Parties, determined by the laws in force in Ontario.

       5.  PRIORITY OF DOCUMENTS

           The documents specified below form part of and are incorporated into the Contract. If there is a discrepancy between the wording of any documents which appear on the list, the wording of the document which first appears shall prevail over the wording of any document which subsequently appears on the list.

           1. the written agreement between the parties, which includes Annex "A" and Schedule "A".
           2.   General Conditions DSS-MAS 9601 (12/05/00)
           3. Statement of Work For The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade attached hereto.
           4. Technical Requirements Specification For The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade attached hereto.

[LOGO]  Public Works and Government            Travaux publics et Services
        Services Canada                        Governementeaux Canada  Page 6/12

-----------------------------                  -------------------------------
    CONTRACT SERIAL NUMBER                           PW&GSC FILE NUMBER
  NUMERO DE SERIE DU CONTRACT                      NUMERO DU DOSSIER TP&SGS
 W8472-01CJ26/001/QC                                 014QC.W8472-01CJ26
-----------------------------                  -------------------------------

 6.     AUTHORITIES

         1.     The Contracting Authority is Mr. Wayne S. Boardman, of

                Aerospace, Marine and Electronics Systems,
                Public Works and Government Services Canada

                Location:                          Mailing Address:

                8C2, Place du Portage, Phase III   Ottawa, Ontario
                11 Laurier Street                  Canada
                Hull, Quebec                       K1A 0S5

                Attention: Wayne S. Boardman, QC Division

                Telephone: (819)956-0535
                Facsimile: (819)956-0767
                E-mail:    wayne.s.boardman@pwgsc.gc.ca

The Contracting Authority is responsible for the management and administration of this contract, on behalf of the Minister of Public Works and Government Services Canada.

                b.    The Administrative Authority is Mary Welsh of:

                Director Maritime Management and Support(DMMS)
                Department of National Defence

                Location                                  Mailing Address
                --------                                  ---------------

                National Defence Headquarters      National Defence Headquarters
                Louis Saint Laurent Bldg           MGen George R. Pearkes Bldg.
                555 Boul de la Carriere            101 Colonel By Drive
                Hull, Quebec                       Ottawa, Ontario
                                                   K1A 0K2

                Attention: Mary Welsh, DMMS 5-2-5

                Telephone:  (819)994-5749
                Facsimile:  (819)994-7489

[LOGO]  Public Works and Government            Travaux publics et Services
        Services Canada                        Governementeaux Canada  Page 7/12

-----------------------------                  -------------------------------
    CONTRACT SERIAL NUMBER                           PW&GSC FILE NUMBER
  NUMERO DE SERIE DU CONTRACT                      NUMERO DU DOSSIER TP&SGS
 W8472-01CJ26/001/QC                                 014QC.W8472-01CJ26
-----------------------------                  -------------------------------

        2. The Technical Authority / DND Project Manager is LCdr F. Dodge of the:

             Director Maritime Ship Support (DMSS)
             Department of National Defence
             National Defence Headquarters
             Ottawa, Ontario
             K1A 0K2 Canada

             Attention: LCdr F. Dodge, DMSS 8-4
             Telephone: (819) 997-9450
             FAX:       (819) 997-7058

             The Technical Authority, who may from time to time be referred to as the Design Authority, DND Project Manager or the Project Manager, is responsible for all technical matters pertaining to the Work and for the acceptance of the Work under the terms of this contract.

        3. Delegation of Authority. All Authorities detailed above may delegate their authority and may act through their duly appointed representatives. The duly appointed representative of the Quality Assurance Authority is the Quality Assurance Representative (QAR).

 7.     REQUIREMENT

        The Contractor shall supply and deliver the items as detailed and in accordance with the Statement of WorkFor The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade and the Technical Requirements Specification For The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade attached hereto.

 8.     DELIVERY

        The Contractor shall complete the supply and delivery of all items in accordance with Schedule "A" attached hereto.

 9.     BASIS OF PAYMENT

        1. For all the work detailed herein, except the translation of the manuals, the Contractor shall be paid the firm lot price of $4,243,266.00, in Canadian funds, FOB Contractors Plant, North Vancouver BC, customs duty extra, GST and HST extra.

[LOGO]  Public Works and Government            Travaux publics et Services
        Services Canada                        Governementeaux Canada  Page 8/12

-----------------------------                  --------------------------------
    CONTRACT SERIAL NUMBER                           PW&GSC FILE NUMBER
  NUMERO DE SERIE DU CONTRACT                      NUMERO DU DOSSIER TP&SGS
 W8472-01CJ26/001/QC                                 014QC.W8472-01CJ26
-----------------------------                  --------------------------------

        2. The translation of the manuals shall be performed for a price not to exceed $200,000.00. The Crown and the Contractor shall agree on the final scope and price for this effort and amend the contract accordingly.

        3. The Contractor will be paid reasonable and proper travel and living expenses incurred in the performance of the work without any allowance therein for overhead or profit, and these costs which will be reimbursed in accordance with the Treasury Board directives in effect at time of travel. (Estimated $75,000.00).

            All payments are subject to Government Audit and all travel must have prior authorization of the Technical Authority.

        3. The Contractor shall be paid actual inland transportation charges to the point of delivery specified by the Technical Authority. They are to be prepaid by the Contractor and shown as a separate item on the invoice, supported by a certified copy of the prepaid transportation bill. (Estimated $20,000.00).

        4. All prices and amounts of money in the Contract are exclusive of GST or HST unless otherwise indicated. GST or HST, to the extent applicable, will be incorporated into all invoices and progress claims and shown as a separate item on invoices and progress claims. All items that are zero-rated, exempt or to which the GST or HST does not apply, are to be identified as such on all invoices. The Contractor agrees to remit to Revenue Canada any amounts of GST and HST paid or due.

10.     CLAUSES INCORPORATED BY REFERENCE

        C2601D          Customs Duty-Defence (Canadian Suppliers)      12/05/00

 11.    MATERIEL SUPPLIED

        Materiel supplied shall be new and conform to the latest issue of the applicable drawing, specification and/or part number that is in effect on the date of this contract award. In the performance of the Work described herein, the Contractor shall comply with the requirements of:

 12.    QUALITY ASSURANCE

        IS0 9002, Quality System - model for quality assurance in production, installation and servicing, published by the International Organization for Standardization (ISO), current edition at date of submission of Contractor's bid.

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 9/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------

          13.  CLAUSES INCORPORATED BY REFERENCE

               C2800C    Priority Rating - Canadian Suppliers     03/02/97

          14.  PREPARATION FOR DELIVERY

               See the Statement of Work For The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade and the Technical Requirements Specification For The Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade attached hereto..

          15.  INCOMPLETE ASSEMBLIES

               The Contractor shall not ship incomplete assemblies against this order, unless prior authority for such shipment has been obtained from the Contracting Officer.

          16.  MILESTONE PAYMENTS

               Milestone payments shall be made after completion of the milestone activities detailed in Schedule "A" - "Milestone Payment Schedule".

               b. Milestone payments will be made of the claimed amount provided that:

                    1. the Contractor submits a claim for payment on form DSS-MAS 1111, Claim for Progress Payment.

                    2. all of the certificates appearing on the said form are signed by the respective persons indicated thereon or their delegate; and

                    3. all reports required for the milestone claimed have been received and accepted by the Technical Authority.

               C.   The claim must show the following:

                    1.   amount currently claimed

                    2. total of all previous claims against the Contract and the extensions of the total to date;

                    3. Requisition Number (RN), Financial Code (FC), and Contract Number as shown on page 1 of this Contract.

               d. The Contractor shall prepare and certify an original and four (4) copies of its claim on form DSS-MAS 1111. The claim will be forwarded to the Contracting Authority.

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada      Page 4/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------

          e.   Payment by Canada to the Contractor for the Work shall be made:

               1. in the case of a milestone payment other than the final payment, within thirty (30) days following the date of receipt of a duly completed milestone claim on form DSS-MAS 1111;

               2. in the case of a final payment including accumulated holdback, within thirty (30) days following the date of receipt of a duly completed final milestone claim, on form DSS-MAS 1111, or within thirty (30) days following the date on which all work/deliverables is completed and accepted by the DND Technical Authority whichever date is the later;

          f. if Canada has any objection to the form of the milestone claim, within fifteen (15) days of its receipt Canada shall notify the Contractor of the nature of the objection. "Form of the claim" means a claim which contains or is accompanied by such substantiating documentation as Canada requires. Failure by Canada to act within fifteen (15) days will only result in the date specified in subparagraphs e(1) and e(2) of this clause applying for the sole purpose of calculating interest on overdue accounts.

     17.  INVOICING applicable to travel and living and translation

          The travel and living and translation are to be invoiced for using the Contractors normal invoicing method.

          Transportation charges are to be prepaid by the Contractor and shown as a separate item on the invoice, supported by a certified copy of the prepaid transportation bill.

     18.  LIENS UNDER SECTION 427 OF THE BANK ACT

          If any lien under section 427 of the Bank Act exists in respect to any materials, parts, work in process, or finished work for which the Contractor intends to claim payment, the Contractor agrees to inform the Minister without delay and agrees, unless otherwise instructed by the Minister, either

          1. to cause the bank to remove such lien and to furnish the Minister with written confirmation from the bank; or,

          2. to furnish or cause to be furnished to the Minister an undertaking from the bank to the Minister that the bank will not make any claim under section 427 of the Bank Act on materials, parts, work in process, or finished work in respect of which payment is made to the Contractor under this Contract.

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada     Page 11/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                           014QC.W8472-01CJ26
------------------------------------       -------------------------------------


        Failure to inform the Minister of such lien or failure to implement paragraph 1. or 2. above shall constitute default under the clause entitled "Default by Contractor" in the General Conditions of the Contract and shall entitle the Minister to terminate the Contract.

 19.    LIMITATION OF EXPENDITURE

        No increase in the total liability of Canada or in the price of Work resulting from any design changes, modifications or interpretations of specifications, made by the Contractor, will be authorized or paid to the Contractor unless such changes, modifications or interpretations, have been approved, in writing, by the Contracting Authority, prior to their incorporation into the Work. The Contractor shall not be obliged to perform any work or provide any service that would cause the total liability of Canada to be exceeded, unless an increase is authorized by the Contracting Authority.

20.     REVIEW MEETINGS

        Review Meetings shall be held as reasonably required by the Contracting Authority. Meetings shall be held at the Contractor's facility unless otherwise agreed. The Contractor shall produce Minutes, which shall be subject to the approval of the Contracting Authority, for all Review Meetings.

21.     RIGHT OF ACCESS TO CONTRACTORS FACILITY

        Representatives of DND and PWGSC shall be afforded free entrance to the Contractor's plant and all other premises, where pertinent work on this contract is being performed, to view work in progress and quality assurance measures at any reasonable time upon request.

 22.    INTERNATIONAL SANCTIONS

        1. Persons and companies in Canada are bound by economic sanctions imposed by Canada. As a result, the Government of Canada cannot accept delivery of goods or services that originate, either directly or indirectly, from the countries subject to economic sanctions. Details on existing sanctions can be found at:

               http:/www.dfait-maeci.gc.ca/trade/sanctions-e.asp.

        2. It is a condition of this Contract that the Contractor not supply to the Government of Canada any goods or services which are subject to economic sanctions.

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada     Page 12/12

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001/QC                            014QC.W8472-01CJ26
------------------------------------       -------------------------------------



        3. By law, the Contractor must comply with changes to the regulations imposed during the life of the Contract. During the performance of the Contract should the addition of a country to the list of sanctioned countries or the additions of a good or service to the list of sanctioned goods or services cause an impossibility of performance for the Contractor, the situation will be treated by the Parties as a force majeure. The Contractor shall forthwith inform Canada of the situation; the procedures applicable to force majeure shall then apply.

23.     LIMITATION OF LIABILITY

        Notwithstanding anything else in the Contract, the Contractor's liability to Canada for all losses suffered by Canada as a result of any breach of the Contractor's obligations to Canada under the Contract (including any such liability in tort, negligence or any other cause of action, and including liability for indirect or consequential damages), except any breach of the warranty provisions of the Contract, shall be limited to $4,538,266.00. This clause shall not in any way limit the Contractor's liability to any third party (or to Canada for any amount in respect of the Contractor's liability to a third party that Canada is required to pay as a result of joint and several liability) or require any contribution by Canada in relation to any such third-party liability of the Contractor.

 24.    LIABILITY INSURANCE

        The Contractor shall maintain in force, throughout the period of performance of the Contract, liability insurance in an amount which, together with the Contractor's working capital and the realizable value of its unencumbered fixed assets from time to time, would be sufficient to satisfy the maximum liability to Canada that the Contractor could incur under the Contract.

        At the request of the Contracting officer from time to time, the Contractor shall immediately provide to the Contracting Officer either
        (a) certificates evidencing the current status of the insurance required in subsection (l), which describe the coverage and any material exclusions from or limitations on the coverage, or (b) evidence that the Contractor requires no insurance to satisfy the requirements of subsection (1).

        If the period of performance of the Contract is longer than one year, the Contractor shall, at the request of the Contracting Officer, provide to the Contracting Officer, on each anniversary date of the execution of the Contract during the period of performance of the Contract, a breakdown of the current contribution of its working capital, realizable value of unencumbered fixed assets, and insurance toward its ability to satisfy the maximum liability to Canada that the Contractor could incur under the Contract.

[LOGO] Public Works and Government         Travaux publics et Services
       Services Canada                     Governementeaux Canada       Page 1/1

------------------------------------       -------------------------------------
     CONTRACT SERIAL NUMBER                          PW&GSC FILE NUMBER
   NUMERO DE SERIE DU CONTRACT                    NUMERO DU DOSSIER TP&SGS
       W8472-01CJ26/001QC                            014QC.W8472-01CJ26
------------------------------------       -------------------------------------

                                  Schedule "A"

--------------------------------------------------------------------------------------------
                                                                    MILESTONE
             MILESTONE                     CITY     DELIVERY         AMOUNT         TOTAL
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
1.  Training Dongle and Software             1     30-Nov-01      $    820,000  $    820,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
2.  SHINNADS Apollo II Systems               3     30-Nov-01      $    210,320  $    210,320
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
3.  SHINNADS CFNOS Hardware Upgrade          2      4-Mar-02      $     15,784  $     15,784
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
4.  SHINNADS Systems Upgrade                 8      4-Mar-02      $    628,964  $    628,964
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
5.  SHINNADS Systems Upgrade - Ottawa        1      4-Mar-02      $     14,496  $     14,496
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
6.  SHINNADS System Upgrade - Halifax        1      4-Mar-02      $     55,633  $     55,633
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
7.  SHINNADS Apollo Hardware Upgrade         8      4-Mar-02      $     59,710  $     59,710
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
8.  SHINNADS Venture Hardware Upgrade        4      4-Mar-02      $    101,028  $    101,028
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
9.  SHINNADS MCDV Systems Upgrade           12      4-Mar-02      $  1,373,874  $  1,373,874
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
10. SHINNADS SUBS Systems Upgrade            4      4-Mar-02      $    416,514  $    416,514
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
11. Technical Training Course                2        TBD         $     50,572  $     50,572
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
12a.l through l2a.12 Installation of TSOR
items a and d.                              12        TBD         $      4,506  $     54,072
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
12b.l through 12b.12 Installation of TSOR
items b, c, e  and f                        12        TBD         $      2,253  $     27,036
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
12c.l through 12c.12 Installation of TSOR
items h and i                               16        TBD         $      6,758  $    108,128
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
13. 4.2 Software Upgrade                     1     30-Nov-02      $    153,568  $    153.568
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
14. 4.3 Software Upgrade                     1     31-Mar-03      $    153,568  $    153,567
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
TOTAL                                                                           $  4,243,266
--------------------------------------------------------------------------------------------

ANNEX A
To: W8472-l-CJ26
Dated: 2 Nov 01

                                STATEMENT OF WORK

                                       FOR

                SHIPBOARD INTEGRATED NAVIGATION AND DISPLAY SYSTEM

                                (SHINNADS) UPGRADE

                                TABLE OF CONTENTS

TABLE OF CONTENTS                                                        i

1.0   SCOPE                                                              1
      1.1     Purpose                                                    1
              -------
      1.2     Background                                                 1
              ----------
      1.3     Terminology.                                               1
              ------------

2.0   APPLICABLE DOCUMENTS                                               1
      2.1     Applicability                                              1
              -------------
      2.2     DND Standards/Specifications                               1
              ----------------------------

3.    PROJECT MANAGEMENT                                                 2
      3.1     General                                                    2
              -------

4.    REQUIREMENTS                                                       2
      4.1     General                                                    2
              -------
      4.2     Equipment                                                  3
              ---------
      4.3     Installation Assistance                                    3
              -----------------------
              4.3.1 Installation Guidance Package                        3
                    -----------------------------
              4.3.2 Test and Trial Procedures                            3
                    -------------------------
              4.3.3 Field Service Representative(s)(FSR)                 3
                    ------------------------------------
              4.3.4 Interface Control Documents                          3
                    ---------------------------
      4.4     Maintenance Support                                        4
              -------------------
              4.4.1 Maintenance Plan.                                    4
                    -----------------
              4.4.2 Technical Publications.                              4
                    -----------------------
              4.4.3 Equipment Drawings                                   4
                    ------------------
              4.4.4 Recommended Spare Parts List (RSPL)                  4
                    -----------------------------------
              4.4.5 Operator and Maintainer Training                     4
                    --------------------------------

1.0    SCOPE

1.1 Purpose. This Statement of Work (SOW) defines the work effort required to specify, procure, and commission the SHIPBOARD INTEGRATED NAVIGATION AND DISPLAY SYSTEM (SHINNADS) Upgrade. The SHINNADS upgrade is called the ELECTRONIC CHART PRECISE INTEGRATED NAVIGATION SYSTEM - MILITARY (ECPINS-M). ECPINS-M will also be installed on the VICTORIA class and the KINGSTON class of ships.

1.2 Background. The SHINNADS is a "Commercial Off the Shelf" (COTS) Electronic Charts Display and Information System (ECDIS) manufactured by Offshore Systems Ltd (OSL) of North Vancouver, B.C. In 1997, DND procured twenty-four SHINNADS for all major Canadian Naval Surface Ships and navigation training units. This procurement will provide upgrades for these 24 SHINNADS to the most recent COTS hardware and software versions (ECPINS-M). Sixteen ECPINS-M systems will be procured for installation onboard the KINGSTON class and Victoria class submarines. In addition a software license will be procured to provide unlimited copies of ECPINS-M training software.

1.3    Terminology.

CF   - Canadian Forces
DND  - Department of National Defence
FSR  - Field Service Representative
RSPL - Recommended Spare Parts List
TSOR - Technical Requirements Specification
SOW  - Statement of Work

2.0    APPLICABLE DOCUMENTS

2.1 Applicability. The following documents of the issue in effect on the date of the Contract form a part of the Statement of Work to the extent stated herein. Documents referenced within documents cited herein shall not be applicable to this SOW unless the extent is specifically stated in this SOW.

2.2  DND Standards/Specifications

2.2.1 Technical Requirements Specification for Shipboard Integrated Navigation and Display System (SHINNADS) Upgrade

2.2.2  D-01-400-00l/SG-000,  Engineering Drawing Practices

2.2.3  D-01-300-00YSF-000,    Drawings, Engineering and Associated Lists

2.2.4  D-01-100-226/SF-001,   Specification for Preparation of Test Sheets for
                              Shipboard Systems and Equipment

2.2.5     C-O1-100-100/AG-005,     Adoption of Commercial and Foreign Government
                                   Publications

2.2.6     D-O1-100-214/SF-000,     Preparation of Provisioning Documentation for Canadian
                                   Forces Equipment

2.2.7     MIL-STD-2036             General Requirements for Electronic Equipment
                                   Specifications

2.2.8     MIL-STD-167-1            Mechanical Vibrations of Shipboard Equipment

2.2.9     D-03-003-007/SF-000      Specification for Design and Test Criteria for Shock
                                   Resistant Equipment in Naval Ships


3.      PROJECT MANAGEMENT

3.1 General. To complete the procurement on time and within the contractual cost, the Contractor shall prepare a project management plan to provide a method to monitor project progress and to monitor the contractual/technical performance and schedules. The project plan shall include but not be limited to the following:

        a.  Project team;
        b.  Progress reviews;
        c.  Schedules;
        d.  Configuration control;
        e.  Testing; and
        f.  Engineering and Integrated Logistic Support (ILS).

4.      REQUIREMENTS

4.1 General. Delivery of data items is described in the Contracts Data Requirements List (CDRL), ELECTRONIC CHART PRECISE INTEGRATED NAVIGATION SYSTEM
- MILITARY (ECPINS-M). Equipment is to be delivered as described in the TSOR. Where data items are produced in electronic media, the Contractor shall deliver a copy of the data in electronic media, Compact Disks desired, providing file name(s) and name and version of program used.

4.2     Equipment.

4.2.1 The Contractor shall deliver the equipment, support and documentation for ECPINS-M as per the Technical Requirements Specification (TSOR) attached as Appendix 1.

4.3       Installation Assistance.

4.3.1     Installation Guidance Package.

4.3.1.1 The Department of National Defence (DND) will have class design agents develop drawings and instructions for the installation of ECPINS-M in the KINGSTON and VICTORIA Classes of ships. The Contractor shall furnish installation guidance data and drawings in accordance with the Contractors established format for all ship classes.

4.3.2     Test and Trial Procedures.

4.3.2.1 After ECPINS-M is installed on a particular ship, it will be necessary to verify the installation. The Contractor shall prepare test and trial sheets in accordance with the Contractors established format for this purpose.

4.3.2.2 There is a requirement for the Contractor to test ECPINS-M for factory acceptance and/or release for shipment. The Contractor shall prepare test and trial sheets in accordance with the Contractors established format for this purpose.

4.3.3     Field Service Representative(s) (FSR)

4.3.3.1 The Contractor shall provide Field Service Representative(s) (FSR) for the installation and commissioning of ECPINS-M. The FSR(s) shall provide specialist advice, trouble shooting and shall conduct tests to commission the system.

4.3.3.2 The Contractor shall submit an FSR Activity Report after the completion of work by the FSR in accordance with the Contractors established format.

4.3.4     Interface Control Documents

4.3.4.1 The Contractor shall produce an Interface Control Document (ICD) in accordance with the Contractors established format.

4.4       Maintenance Support.

4.4.1     Maintenance Plan.

4.4.1.1 The Contractor shall produce a maintenance plan in accordance with the Contractors established format.

4.4.2     Technical Publications.

4.4.2.1 The Contractor shall produce publications to describe the equipment; and support its operation, installation, maintenance and repair in accordance with the Contractors established format.

4.4.3     Equipment Drawings

4.4.3.1 The Contractor shall produce equipment drawings in accordance with the Contractors established format.

4.4.4     Recommended Spare Parts List (RSPL)

4.4.4.1 The Recommended Spare Parts List (RSPL) will provide the basis for the spares selection to made by an NDHQ provisioning team. The Contractor shall provide an RSPL and the associated Supplementary Provisioning Technical Documentation in accordance with the Contractors established format.

4.4.5     Maintainer Training

4.4.5.1 The Contractor shall develop training course plans for ECPINS-M maintainer courses in accordance with the Contractors established format.

4.4.5.2 Two maintainers courses shall be conducted. The West Coast course shall be conducted on one of the units installed in the Junior Officers Bridge Simulator located in Esquimalt and the East Coast course shall be conducted on one of the units either at CFNOS or at CFNES. A course report shall be delivered at the completion of the course in accordance with the Contractors established format.

APPENDIX 1
To: ANNEX A
To: 28472-l-CJ26
Dated: 2 Nov 2001


                      TECHNICAL REQUIREMENTS SPECIFICATION
                                     FOR THE
               SHIPBOARD INTEGRATED NAVIGATION AND DISPLAY SYSTEM
                               (SHINNADS) UPGRADE

1.     System Overview

The Contractor shall deliver 24 Shipboard Integrated Navigation and Display Systems (SHINNADS) upgrade kits called Electronic Chart Precise Integrated Navigation System - Military (ECPINS-M), 16 new systems and one Training Software license with all the features included in OSL's latest release of ECPINS-M. The final delivered software version shall also include the features detailed in the list attached to this Appendix 1. Electronic Chart Precise Integrated Navigation System - Military (ECPINS-M) shall be delivered in the configurations as follows:

a.     11 Shipboard SHINNADS system upgrades consisting of:

       --------------------------------------------------
       PC w/ RIO                                       2
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------
       SIU Conversion                                  2
       --------------------------------------------------
       ECPINS-M Vessel                                 1
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Trackball                                       2
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

b.     5 Shipboard SHINNADS system upgrades (Apollo) consisting of:

       --------------------------------------------------
       CPU PIII900 and WIN2000 PRO Upgrade             2
       --------------------------------------------------
       RIO                                             1
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------
       SIU Conversion                                  2
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

C.     1 Shipboard SHINNADS system upgrades (Ottawa) consisting of:

       --------------------------------------------------
       CPU PIII900 and WIN2000 PRO Upgrade             2
       --------------------------------------------------
       RIO                                             1
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------

       --------------------------------------------------
       SIU Conversion                                  2
       --------------------------------------------------
       ECPINS-M Vessel                                 1
       --------------------------------------------------
       ECPINS-M Single                                -2
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

d.     1 Shipboard SHINNADS system upgrades (Halifax) consisting of:

       --------------------------------------------------
       PC w/ RIO                                       2
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------
       SIU Conversion                                  2
       --------------------------------------------------
       ECPINS-M Vessel                                 1
       --------------------------------------------------
       ECPINS-M Single                                -1
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Trackball                                       2
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

e.     4 Venture SHINNADS Shore Operator training system upgrades consisting of:

       --------------------------------------------------
       PC w/ RIO                                       2
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Trackball                                       2
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

f. 2 CFNOS/CFNES SHINNADS Operator/Maintainer training system upgrades consisting of:

       --------------------------------------------------
       PC w/ RIO                                       1
       --------------------------------------------------
       KVT Switch                                      1
       --------------------------------------------------
       Laptop                                          1
       --------------------------------------------------
       Trackball                                       1
       --------------------------------------------------
       Mounting and Misc Cables                        1
       --------------------------------------------------

g.     Training Software License

       .   250 x dongle
       .   500 x ECPINS-M Software on CD with Softcopy of Operator's Manual.

h.     12 x SHINNADS for New KINGSTON Class systems consisting of:

       --------------------------------------------------
       PC w/ RIO                                       2
       --------------------------------------------------
       KVT Switch                                      2
       --------------------------------------------------
       Network Hub                                     1
       --------------------------------------------------
       Stand-Alone SIU                                 2
       --------------------------------------------------
       ECPINS-M Vessel                                 1
       --------------------------------------------------
       21" CRT                                         2
       --------------------------------------------------
       OCP                                             2
       --------------------------------------------------

     -----------------------------------------------------------------
     Console                                                         1
     -----------------------------------------------------------------
     UPS                                                             1
     -----------------------------------------------------------------
     Laptop                                                          1
     -----------------------------------------------------------------
     Mounting and Misc Cables                                        1
     -----------------------------------------------------------------

i.   4 x SHINNADS for the New VICTORIA class Submarine Systems consisting of:

     -----------------------------------------------------------------
     PC w/ RIO                                                       2
     -----------------------------------------------------------------
     KVT Switch                                                      1
     -----------------------------------------------------------------
     Network Hub                                                     1
     -----------------------------------------------------------------
     Stand-Alone SIU                                                 1
     -----------------------------------------------------------------
     ECPINS-M Vessel                                                 1
     -----------------------------------------------------------------
     20" LCD                                                         1
     -----------------------------------------------------------------
     OCP                                                             1
     -----------------------------------------------------------------
     UPS                                                             1
     -----------------------------------------------------------------
     Laptop                                                          1
     -----------------------------------------------------------------
     Mounting and Misc Cables                                        1
     -----------------------------------------------------------------

j. The OSL ECDIS software delivered with each system shall be the latest release available at time of the system delivery. If the release of the software in the last systems is different from the earlier systems then arrangements shall be made to update the early systems. System operating system shall be Microsoft Windows 2000.

k.   2 x SHINNADS Technical Training Course.

l. 1 Lot Technical Documentation Package and Translation to French. Not To Exceed C$200,000. Scope to be agreed by DND.

2.   Applicable Documents:

MIL-STD-2036:        General Requirements for Electronic Equipment
                     Specifications
MIL-STD-167-1:       Mechanical Vibrations of Shipboard Equipment
D-03-003-007/SF-000: Specification for Design and Test Criteria for Shock
                     Resistant Equipment in Naval Ships

3.   Environmental Requirements

Operating Temperature: 0 deg C to +50 deg C
Non-operating Temperature: -20 deg C to +70 deg C
Humidity: As pr para 5.1.2.7 and 5.1.2.7.2 of MIL-STD-2036
                (humidity level of 85%, non-condensing at 30 deg C.)
Vibration: As per MIL-STD-167-1 for type 1, 5Hz to 33 Hz
Shock: Grade 1A shock loadings, as specified in D-03-003-007/SF-000 without out any portions coming adrift or otherwise creating a hazard to ship's personnel or equipment.

External Interface Requirements

5.1  Automatic Radar Plotting Aid (ARPA)

4. This interface is used to provide radar target data to the ECPINS-M and is required with the Route Planning System. The interface shall be full duplex, asynchronous, serial digital data interface. It shall conform to the requirements of RS-422 at a fixed data rate of 9600 baud. Each ECPINS-M shall interface with one of the following ARPA Radars: Raytheon Pathfinder/ST (4 IRO Class ships), Kelvin Huges - Type 1007 (12 HFX Class ships), Racal-Decca - Bridge Master 250 (2 PTR Class Ships), or Kelvin Huges Nucleus Radar System (12 KIN Class ships).

 Radar

     This interface provides radar video, trigger and azimuth information to the ECPINS-M and is required with the Route Planning System. Each ECPMS-M shall interface with one of the following ARPA Radars: Raytheon Pathfinder/ST (4 IRO Class ships), Kelvin Huges - Type 1007 (12 HFX Class ships), Racal-Decca - Bridge Master 250 (2 PTR Class Ships) or Kelvin Huges Nucleus Radar System (12 KIN Class ships). The signals from the radar will be as follows:

Video:    Positive or negative video
Trigger:  positive or negative pulse
Azimuth:  synchro, resolver, or pulse bearing

5.3  Speedlog

     The ECPINS-M shall interface with the Speery SRD-331 doppler speedlog, the Consilium Marine Doppler Speed Log SAL-Imcor or the EM Log (thru the Log Re-transmission Unit, LRU on VIC class). ECPINS-M shall accept one of the following signals:

a.   Synchro: 40 Knots/Rev, 115 V, 60 or 400 Hz
b.   Synchro: 100 Knots/Rev, 115 V, 60 or 400 Hz
c.   Synchro: 96 Knots/Rev, 115 V, 400 Hz
d. Relay closures: 10 or 200 or 400 pulses per nautical (internally selectable)
e. (Optional) RS-422 serial digital data interface, Data Details available if desired.

5.4  Gyro

     ECPINS-M shall be provided ship's heading data via interfaces to one of the following:

a.   Sperry MK-23 Gyro compass
b.   AN/WSN-502 INS
c.   Sperry MK-49 INS
d. Young 26700 Series Programmable Translator/ Recorder (Met system)- Wind, Temp & Gyro Compass Twin equipment Standard 14.
e.   NCS 1.

The following signals are common to all the above systems and shall be accepted:
Synchro 1:l AND 1:36 ration, 115 V, 60 or 400 Hz, 8 lead GYRO output as follows:

--- 400 HZ Reference Signal
--- 400 HZ Reference Signal
--- S1 for times 1 signal
--- S2 for times 1 signal
--- S3 for times 1 signal
--- Sl for times 36 signal
--- S2 for times 36 signal
--- S3 for times 36 signal

5.5   GPS Data

      ECPINS-M shall accept external GPS positional data. The interface shall be full duplex, asynchronous, serial digital data interface. It shall conform to the requirements of RS-422 at a fixed data rate of 9600 baud. All GPS messages shall follow NMEA 0183 standard format.

5.6   Wind Speed and Direction

      The ECPINS-M shall interface with the wind speed and direction system. See para 5.4 d for KIN class. ECPINS-M shall accept one or both of the following signals:

RS-423 serial digital data interface with 8 data bits, no parity, 2 stop bits. Data rate is jumper selectable at 300, 600, 1200,2400, 4800, 9600 or 19.2K bauds for one transmission per second or 10 times per second (baud rate greater than 1200). Message is 20 bytes in length formatted as follows:

STX 1-DDD-FFF-DDD-FFF-ETX where
      STX is ACDII STX = 02 Hex
      1 is ASCII digit 1 = 31 Hex
      "-" is ASCII space = 20 Hex
      DDD is Direction value 000 to 360, 3 ASCII characters
      FFF is Speed value 000 to 100, 3 ASCII charters
      ETX is ASCII ETX = 03 Hex

5.7   Water Depth Indication

      The ECPINS-M shall interface with the ships water depth indication system. Depending on the class of ship, the interface shall as follows:

a. 12 HFX Class Ships Echo Sounder, AN/SQN 501 Sounder. RS-232 serial, asynchronous, simplex digital interface at a rate of 2400 bits per second at a frequency of greater than or equal to every 15 seconds. Four control lines, a signal ground and a signal data line are used. Depth is provided as 0 to 999.9 feet or 0 to 9999 feet depending on range ID. Depth Data Message is attached.

b.   2 PTR Class ships, ECPINS-M will not interface to water depth indicator.

C.   12 KTN Class ships KEL D10-01422 320M Echo Sounder.

d.   4 VIC Class submarines Type 780A (digital) Echo Sounder.

5.8  Electronic Chart Reading

     The ECPINS-M shall be capable of displaying all standardized electronic chart formats (S-57, DNC, BA ARCS, BSB Raster, and NTX) currently available. Also, ECPINS-M shall be currently certified or capable of being certified within the next 12 months to read and display Digital Nautical Charts (DNC), Tactical Ocean Data (TOD), Admiralty Raster Chart System (ARCS) and S-57 charts. In particular the system shall be certified by MMA for direct read for Digital Nautical Charts (DNC) with TOD 0, 1, 4 to Geosym version 4. The ECPINS-M shall simultaneously display all chart format products with Add Military Layers (AML) and TODs with any chart background. ECPINS-M must be currently certifiable to ECDIS-N standards.

Final Version Additional Features List.

01.  Prohibited Area and Safety Contour Crossing Alert
02.  HAL, IRO and AOR Interfaces
03.  Password protection (3X)
04.  Rate of Turn
05.  Magnetic Variation
06.  Draw Function
07.  Manual Ship Position Change
08.  Accumulated Offset Indication
09.  Manual Updating - Restricted Areas
10.  Smart Visual Fixing
11.  Calibration Test
12.  Geodetic Datum Alarm
13.  Route Planning - Leg Boundary Crossing
14.  Critical Point Alert
15.  Direction and Range Correction Display
16.  Object Information
17.  ECDIS chart 1
18.  Cursor and EBL colouring
19.  S-57 Update Information
20.  Chart Update Cell Identifiers
21.  Navigation Related Functions
22.  Standard Display Chart 1 Symbols
23.  Update Install Anomalies
24.  Default Settings - OOW
25.  Port and Starboard Anemometer Indications
26.  Update CRC
27.  Manual Update Removal Retention
28.  Self Tests
29.  Playback - Charts included in Log
30.  Updates - Recording SENC Indications and Alarms
31.  UPS In-use Alarm
32.  Route Planning - depth contour
33.  Local datum and WGS-84 transformation
34.  Turning Data
35.  Drift and Set
36.  Markers Function Expansion
37.  Cable Count Down
38.  VDR Enhancements
39.  Predicted Tides and Currents
40.  Ship's Log/OOW Notebook
41.  Compilation Scales Display
42.  Display Calibration brightness & contrast